EXHIBIT 1 (E)

             ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION OF
                              WRL SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              WRL SERIES FUND, INC.

         WRL SERIES FUND, INC., a Maryland corporation ("Corporation"), on behalf of its Board of Directors ("Directors"), hereby certifies to the Maryland Department of Assessments and Taxation as follows:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         SECOND: Pursuant to Article V, Paragraph 1 of the Corporation's Articles of Incorporation, the Corporation is authorized to issue One Billion (1,000,000,000) shares of Common Stock having a par value of one cent ($0.01) per share and the aggregate par value of $10,000,000 ("Shares") which are classified in the Corporation's Articles of Incorporation as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Six Hundred Seventy-five Million (675,000,000) of the Shares are designated as Growth Portfolio Common Stock.

         THIRD: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on November 25, 1992, the Shares were reclassified as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Two Hundred Seventy-five Million (275,000,000) of the Shares are designated as Growth Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Global Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Short-to-Intermediate Government Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Emerging Growth Portfolio Common Stock; and One Hundred Million (100,000,000) of the Shares are designated as Equity-Income Portfolio Common Stock.

         FOURTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on March 1, 1994, Shares were reclassified as follows: One Hundred Fifty Million (150,000,000) of the authorized but unissued Shares of the Growth Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Balanced Portfolio Common Stock; and Seventy-five Million (75,000,000) were designated as Utility Portfolio Common Stock. Seventy-five

Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as Aggressive Growth Portfolio Common Stock.

         FIFTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on September 2, 1994, Shares were reclassified as follows: Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Tactical Asset Allocation Portfolio Common Stock.

         SIXTH: The Directors, at a meeting duly convened and held on February 6, 1995, adopted resolutions to increase the aggregate number of shares of capital (common) stock which the Fund shall have authority to issue from One Billion (1,000,000,000) Shares of the par value of one cent ($0.01) per share and of the aggregate par value of $10,000,000, to two billion (2,000,000,000) Shares of the par value of one cent ($0.01) per share and of the aggregate par value of $20,000,000. Of the One Billion (1,000,000,000) newly authorized Shares that the Corporation has the authority to issue, such Shares shall be classified as follows: Seventy-five Million (75,000,000) of the Shares are designated as C.A.S.E. Quality Growth Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares are designated as C.A.S.E. Total Return Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares are designated as C.A.S.E. Growth Portfolio Common Stock.

         SEVENTH: The Shares of Common Stock as so authorized and classified by the Directors of the Corporation shall have the powers, preferences, and rights, and qualifications, restrictions and limitations, specified in Article V, Paragraph 4 of the Articles of Incorporation of the Corporation and shall be subject to all its provisions relating to the stock of the Corporation.

         EIGHTH: The aforesaid Shares of Common Stock have been duly authorized and classified by the Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation and in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, the undersigned Chairman of the Board of Directors of WRL Series Fund, Inc., hereby executes these Articles Supplementary on behalf of the Corporation, acknowledges that these Articles Supplementary are the act of the Corporation, and certifies that, to the best of his knowledge, information and belief, all matters and facts set forth herein are true in all material respects, under the penalties of perjury.

Date:  March 17, 1995
                                           WRL SERIES FUND, INC.


                                           /S/ JOHN R. KENNEY
                                           ----------------------------------
                                           John R. Kenney
                                           Chairman of the Board of Directors
ATTEST:


/S/ PRISCILLA I. HECHLER
------------------------
Priscilla I. Hechler
Assistant Secretary